SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10275 (Commission File Number)	74-1914582 (IRS Employment Identification No.)

6820 LBJ Freeway
Dallas, Texas 75240
(Address of principal executive offices)

Registrant's telephone number, including area code    972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

____   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

____   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
           240.14d-2(b)).

____   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR
           240.13e-4(c)).

Section 8 - Other Events

Item 8.01.  Other Events

                  On August 16, 2005, the Company has announced that it entered into an exclusive letter of intent with an undisclosed purchaser for its Corner Bakery restaurant concept.  The letter of intent contemplates a definitive agreement, conditioned upon the prospective purchaser's completion of its due diligence and obtaining financing commitments.

SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: August 16, 2005	By: /s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer